UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010 (December 7, 2010)

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices)   (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.   WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.

ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS CURRENT REPORT STATES THAT WE HAVE AGREED TO PURCHASE 27 PROPERTIES FOR $470 MILLION AND THAT THESE PURCHASES ARE EXPECTED TO BE COMPLETED IN A SERIES OF SEPARATE CLOSINGS BY JUNE 30, 2011.  THE CLOSINGS OF THESE PURCHASES ARE SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE, COMMERCIAL REAL ESTATE TRANSACTIONS.  ALSO, WE EXPECT TO EVENTUALLY FUND OUR PURCHASE OF THESE PROPERTIES WITH A MIX OF LONG TERM CAPITAL DETERMINED BASED UPON MARKET CONDITIONS.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME OR ALL OF THESE PURCHASES MAY BE DELAYED OR MAY NOT OCCUR.  IN ADDITION, THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO RAISE LONG TERM CAPITAL OR THAT OUR COST OF ANY FUTURE FINANCINGS WILL BE REASONABLE.

OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS IN THIS CURRENT REPORT ARE DESCRIBED UNDER THE CAPTION “RISK FACTORS” IN EACH OF OUR ANNUAL REPORT ON FORM 10-K FOR OUR YEAR ENDED DECEMBER 31, 2009, OR OUR ANNUAL REPORT, AND OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2010.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

1

Item 1.01.  Entry into a Material Definitive Agreement.

Senior Housing Properties Trust, or we or us, on December 7, 2010 exercised our right to extend the scheduled termination date of our unsecured revolving credit facility, under which Wells Fargo Bank, N.A. acts as agent, to December 31, 2011.  As previously reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, or the Form 10-Q, our revolving credit facility had been scheduled to mature in December 2010.  The revolving credit facility provides for a maximum borrowing amount of $550 million.

For a further description of our revolving credit facility, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources - Our Investment and Financing Liquidity and Resources” and “Debt Covenants” in the Form 10-Q.

A copy of the amendment providing for the extension is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

As previously reported in our Current Report on Form 8-K dated November 18, 2010, or the November 18 Current Report, we agreed to purchase 27 medical office buildings, or MOBs, from CommonWealth REIT, or CWH, pursuant to a series of Purchase and Sale Agreements dated as of November 12, 2010.  The agreements to purchase these 27 MOBs were more fully described in the November 18 Current Report.  As of the date of this Current Report on Form 8-K, or Form 8-K, we have purchased two of the MOBs from CWH for an aggregate purchase price of $226.4 million, excluding closing costs.  We funded these acquisitions using borrowings under our revolving credit facility.

CWH is our former parent entity, we and CWH are both managed by Reit Management & Research LLC, our two Managing Trustees are also the two Managing Trustees of CWH and one of our three Independent Trustees is also an Independent Trustee of CWH.  For more details concerning our related party transactions with CWH or others (including our Managing Trustees and Five Star Quality Care, Inc., or Five Star) please see the November 18 Current Report.

Our intended purchases of the remaining 25 MOBs are scheduled to occur in a series of separate closings expected to be completed by June 30, 2011.  The purchases are subject to various closing conditions and contingencies typical of large commercial real estate transactions.  As a result, some or all of these purchases may be delayed or may not occur.  We refer to the November 18 Current Report and to our filings with the Securities and Exchange Commission referred to therein for further information regarding these purchases.

This Form 8-K includes the audited combined statements of revenues and certain operating expenses for the three years in the period ended December 31, 2009 of 21 of the MOBs acquired or proposed to be acquired from CWH that are leased to various tenants under gross leases where we are responsible to operate and maintain the properties and we charge tenants for some or all of the property operating costs, as well as the related unaudited pro forma financial statements for us, which includes the 27 MOBs acquired or proposed to be acquired from CWH, and other acquisitions we have completed.

2

Pursuant to the requirements of Rule 3-14 of Regulation S-X, this Form 8-K includes (i) a Combined Statement of Revenues and Certain Operating Expenses for 21 MOBs acquired or proposed to be acquired from CWH that are leased to various tenants under gross leases where we are responsible to operate and maintain the properties and we charge tenants for some or all of the property operating costs, collectively referred to as “CWH Medical Properties”, for the nine months ended September 30, 2010 and 2009 (unaudited) and for the years ended December 31, 2009, 2008, and 2007, and (ii) pro forma financial data for us, which includes the 27 MOBs acquired or proposed to be acquired from CWH as well as other acquisitions we have completed since January 1, 2010 (balance sheet) and January 1, 2009 (statements of income).  Because changes will likely occur in occupancy, rents and expenses with respect to the properties to be acquired and because some or all of the acquisitions may not be completed, the historical financial statements and pro forma financial data presented should not be considered as a projection of future results.  Differences could also result from, among other considerations, changes in our portfolio of investments, in interest rates or in our capital structure.

We purchased the two MOBs mentioned above from CWH on November 22, 2010.  Between January 1, 2010 and December 8, 2010, we acquired five additional MOB properties with 231,997 square feet from unaffiliated parties for an aggregate purchase price of $59.8 million, excluding closing costs.  We funded these acquisitions using cash on hand, a portion of the proceeds from the sale of unsecured senior notes due 2020, borrowings under our revolving credit facility and the assumption of mortgage debt totaling $2.5 million at interest of 6.73% per annum.

Certain properties acquired by us are leased to various tenants, including Five Star, on a long term basis under “net leases” that transfer substantially all of the properties’ operating and holding costs to the tenants.  We have previously provided summary financial data and other information regarding Five Star in our Quarterly Reports on Form 10-Q and in our Annual Report.  Our other tenants with net leases are engaged in a range of health care related industries including health services, biotechnology research and pharmaceutical research and manufacturing with no significant concentration in any particular industry other than health care generally.  The majority in number of these net lease tenants are privately owned.  Certain leases are guaranteed by affiliates of the tenants.  As of the date of this Form 8-K, we believe that each tenant is current in its rent payments due to us.  The five most significant net lease tenants are: Five Star; Aurora Health Care, or Aurora; Scripps Research Institute, or Scripps; Fallon Community Health Plan, or Fallon Clinic; and HIP Health Plan of New York, or HIP.  Aurora is one of the largest not for profit hospital and health care providers in Wisconsin.  Scripps is one of the largest not for profit health research institutes in the United States and is located in La Jolla, California.  Fallon Clinic is one of the largest multi-specialty group practices providing healthcare services in central Massachusetts.  HIP is one of the largest health insurance companies providing clinical services in the New York City area.

3

(a)	Financial Statements of Businesses Acquired.

Combined Statements of Revenues and Certain Operating Expenses for CWH Medical Properties.

	Report of Independent Registered Public Accounting Firm	F-1
	Combined Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2010 and 2009 (unaudited), and for the Years Ended December 31, 2009, 2008 and 2007	F-2
	Notes to Combined Statements of Revenues and Certain Operating Expenses	F-3

The historical financial statements listed in Item 9.01(a) present the results of operations of the CWH Medical Properties during periods prior to their expected acquisition by us and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which are not comparable to the expected future operations by us.

(b)	Pro Forma Financial Information.

	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-5
	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010	F-6
	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended September 30, 2010	F-7
	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2009	F-8
	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-9

(d)	Exhibits.

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of December 7, 2010, between the Company and Wells Fargo Bank, N.A., as Administrative Agent.

23.1	Consent of Ernst & Young LLP

4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Senior Housing Properties Trust:

We have audited the accompanying combined statements of revenues and certain operating expenses of CWH Medical Properties for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of CWH Medical Properties’ management.  Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Senior Housing Properties Trust, as described in Note 1, and are not intended to be a complete presentation of CWH Medical Properties’ revenues and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined revenues and certain operating expenses described in Note 1 of CWH Medical Properties for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 8, 2010

CWH Medical Properties

COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

	Nine Months Ended September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)
REVENUES:
Rental income	$31,785,224	$32,995,337	$44,050,723	$42,606,870	$42,304,698
Reimbursement from tenants and other income	7,825,099	7,727,725	10,469,539	10,014,270	9,169,089
	39,610,323	40,723,062	54,520,262	52,621,140	51,473,787

CERTAIN OPERATING EXPENSES:
Property operating expenses	11,094,678	10,734,774	14,407,778	14,360,543	13,692,791
Real estate taxes and insurance	3,309,480	3,232,951	4,438,066	4,272,588	4,217,312
	14,404,158	13,967,725	18,845,844	18,633,131	17,910,103

REVENUES IN EXCESS OF CERTAIN OPERATING EXPENSES	$25,206,165	$26,755,337	$35,674,418	$33,988,009	$33,563,684

See accompanying notes.

CWH Medical Properties

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES

1.        General Information and Summary of Significant Accounting Policies

CommonWealth REIT, a Maryland real estate investment trust (“CWH”), owns and operates 21 medical office buildings containing approximately 2.2 million square feet of space located in Arizona (1), California (2), Connecticut (1), Georgia (1), Massachusetts (2), Minnesota (1), New Mexico (6), Ohio (1), Pennsylvania (3), South Carolina (1) and Texas (2)  (the “CWH Medical Properties”).  These medical office buildings are generally leased to unrelated medical service providers or others engaged in medical related businesses under gross leases.  The CWH Medical Properties are managed by Reit Management & Research LLC (“RMR”).  On November 12, 2010, Senior Housing Properties Trust (“SNH”) agreed to acquire the CWH Medical Properties in a series of agreements.

The accompanying combined financial statements have been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of SNH.  Accordingly, certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded.  Excluded expenses consist of depreciation and amortization, interest expense and other costs not directly related to the future operations.

Use of Estimates.  Preparation of financial statements in conformity with U.S. generally accepted accounting principles requires CWH management to make estimates and assumptions that may affect the amounts reported in the financial statements and related notes.  The actual results could differ from these estimates.

Revenue Recognition.  Tenant leases are accounted for as operating leases.  Rental income is recognized on a straight line basis over the term of the lease agreements.  Straight line rent adjustments included in rental income on the combined statements of revenues and certain operating expenses totaled $691,348, $1,295,031 and $672,982, for the years ended December 31, 2009, 2008 and 2007, respectively, and $1,000,292 and $544,127 included in the unaudited periods for the nine months ended September 30, 2010 and 2009, respectively.

Reimbursement from Tenants.  Reimbursements from tenants, principally for increases in operating expenses and real estate taxes over base year amounts, are recognized when they become billable to the tenants.

Repairs and Maintenance.  Expenditures for repairs and maintenance are expensed as incurred.

CWH Medical Properties

NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES (CONTINUED)

2.        Leases

CWH, as lessor, has entered into non-cancelable operating leases at the CWH Medical Properties.  These leases were or will be assumed by SNH when the CWH Medical Properties are acquired.  Future minimum rentals under the leases in effect at December 31, 2009, are summarized as follows:

Year	Amount
2010	$39,376,951
2011	41,779,270
2012	37,595,823
2013	29,824,840
2014	21,582,158
Thereafter	58,757,157
$228,916,199

Leases are generally for terms greater than one year and for no more than 20 years and generally provide for operating expenses and real estate tax reimbursements and renewal options.

3.        Related Person Transactions

CWH paid certain fees to RMR in connection with its management of the CWH Medical Properties, including property management fees equal to 3% of gross rents and construction management fees equal to 5% of certain construction costs.  CWH also reimbursed RMR for certain administrative services.  Total fees and reimbursements paid to RMR by CWH were $1,517,176, $1,416,025 and $1,508,564, for the years ended December 31, 2009, 2008 and 2007, respectively, and $1,078,651 and $1,128,137 included in the unaudited periods for the nine months ended September 30, 2010 and 2009, respectively.  Both CWH and SNH are managed by RMR, and CWH and SNH have certain common trustees.  Upon acquisition of the CWH Medical Properties, the CWH Medical Properties will continue to be managed by RMR under a similar arrangement with SNH.

SENIOR HOUSING PROPERTIES TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2010, reflects our financial position as if the transactions described in the footnotes to the unaudited pro forma condensed consolidated financial statements were completed on September 30, 2010.  The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2010, and the year ended December 31, 2009, present our results of operations as if the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed on January 1, 2009.  These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the nine months ended September 30, 2010, included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, our financial statements for the year ended December 31, 2009, included in our Annual Report on Form 10-K for such year, and the financial statements included in Item 9.01(a) of this Form 8-K.

The unaudited pro forma financial statements assume the acquisitions of 27 medical office buildings, or MOBs, from CommonWealth REIT, or CWH, are financed with borrowings under our revolving credit facility.  We expect to eventually fund these acquisitions with a mix of long term capital determined based upon market conditions.  These unaudited pro forma financial statements are provided for informational purposes only and upon completion of the acquisitions and planned long term financing for these acquisitions our financial position and results of our operations may be significantly different than what is presented in these unaudited pro forma financial statements.  In the opinion of management, all adjustments necessary to reflect the effects of the transactions described above have been included in the pro forma financial statements.

We allocated the purchase prices of the acquisitions of the 27 MOBs reflected in these unaudited pro forma consolidated financial statements based upon preliminary estimates of the fair value of assets acquired and liabilities assumed.  We will determine the fair values of the 27 MOBs to be acquired, which determinations we cannot make prior to the completion of the transactions, based on the actual net tangible and intangible assets acquired and liabilities assumed as of the dates of the completion of the transactions.  Consequently, amounts we have preliminarily allocated to assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma financial statements.

These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations for any future period.  Differences will result if the acquisitions of any of the 27 MOBs acquired or to be acquired from CWH are not completed as planned.  Differences could also result from, among other matters, future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, and changes in property level revenues including rents expected to be received on leases in place or signed during and after 2010.  Consequently, amounts presented in the unaudited pro forma financial statements related to these transactions are likely to be different than actual future results.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2010

(dollars in thousands)

		Pro Forma Adjustments
	Historical	CWH Medical Properties - 21 (A)	CWH Medical Properties - 6 (B)	Other Acquired Property (C)	Pro Forma
ASSETS:
Real estate properties, at cost	$3,378,618	$396,959	$55,468	$14,694	$3,845,739
Less accumulated depreciation	516,860	—	—	—	516,860
	2,861,758	396,959	55,468	14,694	3,328,879
Cash and cash equivalents	8,513	—	—	—	8,513
Restricted cash	5,363	—	—	—	5,363
Deferred financing fees, net	15,985	—	—	—	15,985
Acquired real estate leases, net	44,743	21,113	5,365	1,867	73,088
Other assets	63,350	—	—	—	63,350
	$2,999,712	$418,072	$60,833	$16,561	$3,495,178

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Unsecured revolving credit facility	$12,000	$409,488	$60,512	$15,000	$497,000
Senior unsecured notes due 2012 and 2020, net of discount	422,794	—	—	—	422,794
Secured debt and capital leases	656,223	—	—	—	656,223
Acquired real estate lease obligations, net	9,404	8,584	321	1,561	19,870
Other liabilities	46,519	—	—	—	46,519
Shareholders’ equity	1,852,772	—	—	—	1,852,772
	$2,999,712	$418,072	$60,833	$16,561	$3,495,178

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income

Nine Months Ended September 30, 2010

(amounts in thousands, except per share amounts)

	Historical	CWH Medical Properties - 21 (D)	CWH Medical Properties - 6 (E)	Other Acquired Properties (F)	Adjustments		Pro Forma
Revenues:
Rental income	$242,173	$39,610	$5,368	$4,182	$1,518	(G)	$292,851

Expenses:
Depreciation	67,139	—	—	1,097	12,599	(H)	80,835
General and administrative	16,463	—	—	195	1,405	(I)	18,063
Property operating expenses	13,114	14,404	880	803	—		29,201
Acquisition related costs	725	—	—	—	—		725
Total expenses	97,441	14,404	880	2,095	14,004		128,824

Operating income	144,732	25,206	4,488	2,087	(12,486)		164,027

Interest and other income	703	—	—	—	—		703
Interest expense	(59,155)	—	—	(41)	(5,696	) (J)	(64,892)
Loss on early extinguishment of debt	(2,433)	—	—	—	—		(2,433)
Impairment of assets	(1,095)	—	—	—	—		(1,095)
Gain on sale of properties	109	—	—	—	—		109
Equity in losses of an investee	(17)	—	—	—	—		(17)
Income before income tax expense	82,844	25,206	4,488	2,046	(18,182)		96,402
Income tax expense	(223)	—	—	—	—		(223)
Net income	$82,621	$25,206	$4,488	$2,046	$(18,182)		$96,179

Weighted average shares outstanding	127,404				76	(K)	127,480

Net income per share	$0.65						$0.75

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2009

(amounts in thousands, except per share amounts)

	Actual Year Ended December 31, 2009	CWH Medical Properties - 21 (L)	CWH Medical Properties - 6 (M)	Other Acquired Properties (N)	Adjustments		Pro Forma December 31, 2009
Revenues:
Rental income	$296,777	$54,520	$7,081	$37,916	$1,805	(O)	$398,099

Expenses:
Depreciation	78,583	—	—	10,272	16,798	(P)	105,653
General and administrative	19,899	—	—	1,817	1,877	(Q)	23,593
Property operating expenses	14,273	18,846	962	3,822	(6	) (R)	37,897
Acquisition related costs	3,327	—	—	—	—		3,327
Total expenses	116,082	18,846	962	15,911	18,669		170,470

Operating income	180,695	35,674	6,119	22,005	(16,864)		227,629

Interest and other income	1,003	—	—	—	—		1,003
Interest expense	(56,404)	—	—	(165)	(32,046	) (S)	(88,615)
Impairment of assets	(15,530)	—	—	—	—		(15,530)
Gain on sale of properties	397	—	—	—	109	(T)	506
Equity in losses of an investee	(134)	—	—	—	—		(134)
Income before income tax expense	110,027	35,674	6,119	21,840	(48,801)		124,859
Income tax expense	(312)	—	—	—	—		(312)
Net income	$109,715	$35,674	$6,119	$21,840	$(48,801)		$124,547

Weighted average shares outstanding	121,863				5,617	(U)	127,480

Net income per share	$0.90						$0.98

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(A)                        Represents the effect of our completed and pending acquisitions, pursuant to agreements dated November 12, 2010, from CommonWealth REIT, or CWH, of the 21 medical office buildings, or MOBs, which are subject to the Regulation S-X Rule 3-14 audited financial statements included in Item 9.01(a) of this Form 8-K, and related financings.  As of the date of this report, we have acquired two of these MOBs for an aggregate purchase price of $226,400, excluding closing costs.  We funded these acquisitions using borrowings under our revolving credit facility.  The MOBs which remain to be purchased are expected to be funded with borrowings under our revolving credit facility.  The form of funding for these acquisitions is subject to change based on capital market conditions at the time of closings.  The value of in place leases and the fair market value of above or below market leases and customer relationships for these 21 MOBs is estimated as follows:

Assets acquired or pending to be acquired other than real estate:

Origination Costs	$19,375
Above Market Leases	1,738
Total MOBs	$21,113

Assumed liabilities:

Below Market Leases	$8,584

(B)                         Represents the effect of our pending acquisitions, pursuant to agreements dated November 12, 2010, of the remaining six MOBs we agreed to acquire from CWH, and relating financings.  These six MOBs are leased to various tenants on a long term basis under leases that transfer substantially all of the properties’ operating and holding costs to the tenants.  These pending acquisitions are expected to be funded with borrowings under our revolving credit facility.  The form of funding for these acquisitions is subject to change based on capital market conditions at the time of closings.  The value of in place leases and the fair market value of above or below market leases and customer relationships for these six MOBs is estimated as follows:

Pending assets to be acquired other than real estate:

Origination Costs	$5,362
Above Market Leases	3
Total MOBs	$5,365

Assumed liabilities:

Below Market Leases	$321

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

(C)                         Represents the effect of our completed acquisition subsequent to September 30, 2010 of one MOB from an unaffiliated party for $15,000, excluding closing costs, and related financing.  We funded this acquisition using borrowings under our revolving credit facility.  The value of in place leases and the fair market value of above or below market leases and customer relationships for this MOB acquisition is estimated as follows:

Assets acquired other than real estate:

Origination Costs	$1,867
Above Market Leases	—
Total MOBs	$1,867

Assumed liabilities:

Below Market Leases	$1,561

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Nine Months Ended September 30, 2010

(D)                  Represents the revenues and operating expenses for the nine months ended September 30, 2010 of the historical operations of our completed and pending acquisitions, pursuant to agreements dated November 12, 2010, from CWH of the 21 MOBs which are subject to the Regulation S-X Rule 3-14 audited financial statements included in Item 9.01(a) of this Form 8-K.

SENIOR HOUSING PROPERTIES TRUST

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

(E)                    Represents the revenues and operating expenses for the nine months ended September 30, 2010 of the historical operations of our pending acquisitions, pursuant to agreements dated November 12, 2010, from CWH of the remaining six MOBs we have agreed to acquire.

Details by state of the completed and pending acquisitions of 27 MOBs from CWH described in Notes (A), (B), (D) and (E) are as follows:

Location by State	Number of Buildings	Square Feet	Purchase Prices (1)
AZ	1	126	$11,472
CA	2	331	226,400	(2)
CT	2	97	9,920
GA	1	95	17,773
MA	4	414	59,572
MN	1	141	16,880
NH	1	211	25,343
NM	6	616	44,760
OH	1	125	2,821
PA	4	448	32,678
SC	2	103	9,968
TX	2	96	12,413
	27	2,803	$470,000

(1)          Excludes closing costs.

(2)          These two properties were acquired on November 22, 2010 and are included in Notes (A) and (D) above.

(F)                    Represents the effect on rental income, depreciation expense, general and administrative expense, property operating expenses and interest expense of our completed acquisition of five MOBs in 2010, including the one MOB described in Note (C) above, for an aggregate purchase price of $59,825, excluding closing costs, as if these acquisitions occurred on January 1, 2010.  We assumed mortgage debt of approximately $2,458 at interest of 6.73% per annum related to one of these 2010 acquisitions.  The increase in general and administrative expense represents the business management fees payable to Reit Management & Research LLC, or RMR.

(G)                   Represents the effect on rental income for the nine months ended September 30, 2010, of the disposition of four properties in August 2010, the non cash straight line rent adjustments of the 27 MOBs acquired or to be acquired from CWH as described in Notes (D) and (E) and the non cash amortization of above and below market leases.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the leases.  The additional rental income is as follows:

2010 Dispositions	$(248)
Non cash straight line rent adjustments as if the acquisitions described in Notes (D) and (E) occurred on January 1, 2010	176
Non cash net above and below market lease amortization	1,590
Total	$1,518

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

(H)                  Represents the effect on depreciation expense for the nine months ended September 30, 2010 of the 27 MOBs acquired or to be acquired from CWH as described in Notes (D) and (E), net of the impact of the disposition of four properties in August 2010.  The additional depreciation expense is as follows:

27 MOBs acquired and pending from CWH	$12,677
2010 Dispositions	(78)
Total	$12,599

(I)                       Represents the effect on general and administrative expenses for the nine months ended September 30, 2010, of the acquisition of the 27 MOBs from CWH described in Notes (D) and (E) and properties disposed of by us in August 2010 described in Note (G), as if these transactions occurred on January 1, 2010.  General and administrative expenses represent the business management fees payable to RMR.  The business management fees paid by us to RMR with respect to the acquired and pending MOBs from CWH will be the same as the business management fees that are currently being paid by CWH with respect to these properties and they will not increase as a result of our aggregate purchase prices being higher than CWH’s historical costs of these properties.  The additional general and administrative expense is as follows:

27 MOBs acquired and pending from CWH	$1,417
2010 Dispositions	(12)
Total	$1,405

(J)                      In April 2010, we sold $200,000 of unsecured senior notes due in 2020 at interest of 6.75% per annum.  We used a portion of these proceeds, or approximately $102,500, to fund acquisitions described in Notes (D) and (F).  The remainder of the proceeds were used to redeem all $97,500 of our unsecured senior notes due 2015.  The adjustment to interest expense also includes the funding of our acquisitions described in Notes (A), (B) and (C) with borrowings under our revolving credit facility at our current interest rate of 1.05% per annum. The additional interest expense is as follows:

April 2010 $102,500 senior note sale for acquisition funding	$(1,877)
Funding of acquisitions described in Notes (A), (B) and (C)	(3,819)
Total	$(5,696)

(K)                  Represents the effect of our weighted average shares outstanding as if our 2010 equity transactions occurred on January 1, 2010.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2009

(L)                    Represents the revenues and operating expenses for the year ended December 31, 2009 of the historical results of our completed and pending acquisitions, pursuant to agreements dated November 12, 2010, from CWH of the 21 MOBs which are subject to the Regulation S-X Rule 3-14 audited financial statements included in Item 9.01(a) of this Form 8-K.

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

(M)               Represents the revenues and operating expenses for the year ended December 31, 2009 of the historical results of our pending acquisitions, pursuant to agreements dated November 12, 2010, from CWH of the remaining six MOBs we have agreed to acquire.

(N)                  Represents the effect on rental income, depreciation expense, general and administrative expense, property operating expenses and interest expense of our 2009 completed acquisitions of 11 senior living properties for an aggregate purchase price of $116,815, excluding closing costs, and 20 MOBs for an aggregate purchase price of $383,586, excluding closing costs, and five MOBs in 2010 for an aggregate purchase price of $59,825, excluding closing costs, as if these acquisitions occurred on January 1, 2009.  We assumed mortgage debt of approximately $2,458 at interest of 6.73% per annum related to one of our 2010 acquisitions.  The increase in general and administrative expense represents the business management fees payable to RMR arising from these 2009 and 2010 acquisitions.

(O)                  Represents the sale of four properties in 2009 and the reduction of rent payable by Five Star Quality Care, Inc., or Five Star, to us related to our Federal National Mortgage Association, or FNMA, financing as if these transactions occurred on January 1, 2009.  For more information about our FNMA financing and the agreement we entered with Five Star to facilitate this financing please see Part II, Item 5 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.  Also represents the effect of the following 2010 transactions as if they occurred on January 1, 2009: 1) the disposition of four properties in August 2010, 2) the non cash straight line rent adjustments of the 27 MOBs acquired or to be acquired from CWH as described in Notes (L) and (M) and 3) the non cash amortization of above and below market leases.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the leases.  The net rental income adjustments are as follows:

2009 Dispositions Rent Reduction	$(318)
Five Star Rent Reduction from FNMA Transaction	(1,178)
2010 Dispositions Rent Reduction	(425)
Non cash straight line rent adjustments as if the acquisitions described in Notes (L) and (M) occurred on January 1, 2009	1,664
Non cash net above and below market lease amortization	2,062
Total	$1,805

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

(P)                    Represents the effect on depreciation expense of the sale of four properties in 2009, the sale of four properties in August 2010, the effect on the acquisition of approximately $8,500 of furniture, fixtures and equipment, or FF&E, from Five Star in August 2009 as part of the FNMA financing and the effect on the completed and pending acquisition of 27 MOBs from CWH as described in Notes (L) and (M) as if these transactions occurred on January 1, 2009.  The additional depreciation expense is as follows:

2009 Dispositions	$(26)
2010 Dispositions	(177)
FNMA — FF&E Acquired from Five Star	129
27 MOBs acquired and pending from CWH	16,872
Total	$16,798

(Q)                  Represents the effect on general and administrative expenses of the sale of four properties in 2009, the sale of four properties in August 2010, the effect on the acquisition of approximately $8,500 of FF&E from Five Star in August 2009 as part of the FNMA transaction and the effect on the completed and pending acquisition of 27 MOBs from CWH as described in Notes (L) and (M).  The increase in general and administrative expense represents the business management fees payable to RMR.  The business management fees paid by us to RMR with respect to the acquired and pending MOBs from CWH will be the same as the business management fees that are currently being paid by CWH with respect to these properties and they will not increase as a result of our purchase prices being higher than CWH’s historical costs of these properties.  The additional general and administrative expense is as follows:

2009 Dispositions	$(16)
2010 Dispositions	(21)
FNMA — FF&E Acquired from Five Star	25
27 MOBs acquired and pending from CWH	1,889
Total	$1,877

(R)                   Represents the property operating expense adjustment for the sale of two MOBs in 2009.  The adjustment represents the 2009 annual effect, as if these transactions occurred on January 1, 2009.

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars and square feet in thousands)

(S)                    Represents the effect on interest expense of the $512,934 FNMA financing, as well as the amortization of $12,700 of deferred financing fees in relation to this FNMA financing, as if this transaction occurred on January 1, 2009.  Also includes the effect on interest expense related to other completed and pending acquisitions funded with borrowings under our revolving credit facility at our current borrowing rate of 1.05% per annum and the April 2010 sale of $200,000 of unsecured senior notes due in 2020 at interest of 6.75% per annum as if these transactions occurred on January 1, 2009.  We used a portion of our senior notes proceeds, or approximately $102,500, to fund acquisitions described in Notes (L) and (M).  The remainder of the proceeds were used to redeem all $97,500 of our unsecured senior notes due 2015.  The additional interest expense is as follows:

FNMA Financing	$(19,917)
FNMA Financing — Amortization of Deferred Financing Fees	(749)
Other Completed and Pending Acquisition Financing	(4,461)
April 2010 $102,500 senior note sale for acquisition funding	(6,919)
Total	$(32,046)

(T)                   In August 2010, we sold four properties for an aggregate sales price of approximately $1,450.  We recognized a gain on sale of these properties of approximately $109.

(U)                  In February and September 2009, we issued 5.9 million and 6.9 million of our common shares in underwritten public offerings, raising net proceeds of $96,800 and $127,200, respectively.  We used the net proceeds from these offerings to repay borrowings outstanding under our revolving credit facility and for general business purposes, including funding, in part, certain acquisitions described in Note (N).  The adjustment to our weighted average shares outstanding shows the effect on our weighted average shares outstanding for the year ended December 31, 2009, as if these equity transactions in 2009 and our 2010 equity transactions occurred on January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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By:	/s/ David J. Hegarty
David J. Hegarty
President and Chief Operating Officer
Dated: December 8, 2010

/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer
Dated: December 8, 2010